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                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 2, 1996, with respect to the financial statements of Security Benefit Life Insurance Company and the financial statements of T. Rowe Price Variable Annuity included in the Registration Statement on Form N-4 and the related Statement of Additional Information accompanying the Prospectus of T. Rowe Price Variable Annuity.

                                                             Ernst & Young LLP

Kansas City, Missouri
December 19, 1996